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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           HUDSON CITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                 22-3640393
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                              West 80 Century Road
                           Paramus, New Jersey 07652
                    (Address of principal executive offices)

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       Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                      Name of each exchange on which
    to be so registered                      each class is to be registered
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           None                                       Not Applicable

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act Registration Statement File Number to which this form relates: 333-74383

       Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                                (Title of Class)

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Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          For a description of shares of common stock, par value $.01 per share, of Hudson City Bancorp, Inc. (the "Registrant") being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see the information set forth under the following captions in the Subscription and Community Offering Prospectus of the Registrant filed with the Securities and Exchange Commission on March 15, 1999 and amended on April 28, 1999 and May 7, 1999, as part of the Registrant's Registration Statement on Form S-1, No. 333-74383, which information is incorporated herein by reference: "THE REORGANIZATION AND THE OFFERING -- RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES OF COMMON STOCK"; "RESTRICTIONS ON ACQUISITION OF HUDSON CITY BANCORP AND HUDSON CITY SAVINGS"; "DESCRIPTION OF CAPITAL STOCK OF HUDSON CITY BANCORP".

Item 2.   EXHIBITS.

          The following Exhibits are incorporated herein by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 333-74383), as filed with the Securities and Exchange Commission on March 15, 1999 and amended on April 28, 1999 and May 7, 1999:

     2.1 Amended and Restated Plan of Reorganization and Stock Issuance of Hudson City Savings Bank

     3.1  Certificate of Incorporation of Hudson City Bancorp, Inc.

     3.2  Bylaws of Hudson City Bancorp, Inc.

     4.3  Form of Stock Certificate of Hudson City Bancorp, Inc.
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Conformed

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   HUDSON CITY BANCORP, INC.



                                   By: /s/ Leonard S. Gudelski
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                                       Leonard S. Gudelski
                                       Chairman and Chief Executive Officer

Dated: May 4, 1999